REPORT OF INDEPENDENT AUDITORS


Board of Trustees
Kemper Funds


In planning and performing our audit of the financial statements of each of the Kemper Funds listed in Exhibit A attached hereto (the Funds) for the period ended as of the date listed in Exhibit A
"attached   hereto  (""Report  Date""),  we  considered  their  internal"
"control, including control activities for safeguarding securities, in" order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with "the requirements of Form N-SAR, not to provide assurance on the" internal control.

The  management  of  the Funds is responsible  for  establishing  and
"maintaining   internal  control.  In fulfilling this  responsibility,"
estimates and judgments by management are required to assess the "expected benefits and related costs of controls. Generally, controls" that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly
presented   in   conformity   with  generally   accepted   accounting
principles.   Those  controls  include  the  safeguarding  of  assets
"against unauthorized acquisition, use or disposition."

"Because of inherent limitations in internal control, errors or" "irregularities may occur and not be detected. Also, projection of" any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course "of performing their assigned functions. However, we noted no matters" "involving the internal control and its operation, including controls"
"for   safeguarding  securities,  that  we  consider  to  be  material"
weaknesses as defined above as of Report Date.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


"Chicago, Illinois"
20-Jan-98


Kemper Funds                                      Exhibit A

30-Nov-97

Kemper High Income Trust
Kemper Municipal Income Trust
Kemper Multi-Market Income Trust
Kemper Strategic Municipal Income Trust
Kemper Strategic Income Fund
"Kemper Growth Fund of Spain, Inc."
Kemper Value + Growth Fund
Kemper Quantitative Equity Fund
Kemper Europe Fund
Kemper Asian Growth Fund
Kemper Contrarian Fund
Kemper Dreman High Return Equity Fund
Kemper Small Cap Value Fund